Rider 32.1

EXHIBIT 32.1

CERTIFICATE PURSUANT TO
18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO
 SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Stuart I. Greenwald, Secretary and Treasurer of First Hartford Corporation (the “Company”), hereby certifies, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)    The Company's Annual Report on Form 10-K for the fiscal year ended April 30, 2008, as filed with the Securities and Exchange Commission on the date hereof (the ‘‘Annual Report’’), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

 (2)   The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Neil H. Ellis
Neil H. Ellis President and Chief Executive Officer March 18, 2009